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                                                                   EXHIBIT 10.18

                    GENERAL RELEASE AND SETTLEMENT AGREEMENT


          This Settlement Agreement and Release (the "Agreement") is entered into on this 29th Day of September, 1999, by and between Spar Aerospace Limited ("Spar"), on the one hand, and Radyne ComStream Inc., formerly known as Radyne Corp. ("Radyne"), on the other hand (sometimes referred to individually as a "Party" or collectively as the "Parties").

1.0 RECITALS

          1.1 The Parties' Agreement. On or about August 28, 1998, Spar and Radyne entered into that certain Stock Purchase Agreement by and between Spar Aerospace Limited and Radyne (the "Purchase and Sale Agreement") for, inter alia, the purchase and sale of all of the outstanding capital stock of ComStream Holdings, Inc.

          1.2 The Parties' Note. Pursuant to the terms of the Purchase and Sale Agreement, the Parties had certain duties and obligations to each other, including but not limited to the payment of a certain Convertible Promissory Note, the form of which was attached as Exhibit A to the Purchase and Sale Agreement and executed by Radyne in favor of Spar in the principal amount of $7,000,000 plus interest (the "Note") and the satisfaction of certain representations, warranties, and indemnities set forth in the Purchase and Sale Agreement. To date, Radyne has made certain payments of approximately $3,596,632 under the Note, but approximately $3,893,368 remains currently due and owing, absent any off-sets, compromises, or other adjustments.





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          1.3 The Dispute. A dispute has now arisen between the Parties regarding their respective duties and obligations under the Purchase and Sale Agreement and Note, including the payment of certain amounts by Radyne to Spar under the Note and certain claims by Radyne against Spar for certain offsets and credits resulting from various alleged duties owed under and breaches of the Purchase and Sale Agreement (the "Dispute"). More specifically, Spar contends that Radyne owes Spar approximately $3,893,368 under the Note, that Radyne has failed to timely pay such amounts when due, and that, as a result, Radyne is in default under the terms and conditions of the Purchase and Sale Agreement and Note. Radyne disputes that such amounts are currently due and owing. Radyne contends that it is entitled to a number of indemnity obligations and offsets against any amounts otherwise due and owing pursuant to the Purchase and Sale Agreement and Note as a result of various breaches of the representations, warranties, and indemnities provided by Spar in the Purchase and Sale Agreement, including various matters set forth, in part, in Radyne's letter of July 6, 1999 to Spar, its letter of June 23, 1999 to Spar regarding various patent infringement and other claims by Hughes Electronics Corporation, and in various other correspondence. Spar disputes such matters.

          1.4 Complete Settlement of All Disputes. The Parties to this Agreement wish to resolve and settle, fully and forever, the Dispute, including but not limited to certain claims or further claims the Parties have or may have against each other under the Purchase and Sale Agreement and/or Note.


          THEREFORE, in consideration of the recitals set forth above and the promises and covenants contained in this Agreement, and for good and valuable consideration, the receipt

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and adequacy of which are hereby acknowledged by the Parties hereto, the Parties hereby agree as follows:

2.0 AGREEMENT

          2.1 No Admission. This Agreement effects the settlement of actual and/or potential claims that are denied, disputed, and contested, and nothing contained herein shall be construed as an admission of wrongdoing by any Party or as an admission of any liability of any kind to any other Party. Rather, the Parties have entered into this Agreement solely to avoid the cost and uncertainties of litigation and to end, fully and forever, the Dispute.

          2.2 Payment by Radyne to Spar. Radyne hereby agrees to wire transfer by no later than noon, Pacific Standard Time, on September 30, 1999, the total combined sum of $2,576,366 to Spar (the "Payment"). The Payment shall be for the balance of the principal amount due under the Note, less an off-set for certain claims by Radyne, certain amounts otherwise due by Spar, and the forgiveness of certain interest payments due under the Note. Such wire transfer shall be to the account previously identified by Spar and utilized by Radyne in the prior payment of amounts due and owing under the Note. Such Payment, when completed, shall fully and finally satisfy Radyne's obligations to Spar under the Note.

          2.3 Remaining Duties and Obligations. Other than as set forth in this
Section 2.3 and the other obligations herein, the Parties agree to remove, waive and fully and forever release any and all further obligations between them, including but not limited to any remaining representations, warranties, or indemnities otherwise given and/or due under the Purchase and Sale Agreement and Note. The sole remaining obligations between the Parties under the

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Purchase and Sale Agreement and Note, to which the first proviso of Section 10.1 thereof (relating to a $2,500,000 "basket") shall not apply, shall therefore be as follows:

          A. Spar shall continue to remain obligated pursuant to the terms and conditions of the Purchase and Sale Agrement for its indemnity obligations, if any, for taxes as set forth in Section 10.3 of the Purchase and Sale Agreement; provided, however, that Spar shall have no liability for any amount due property taxes related to Sequence Drive;

          B. Spar shall continue to remain obligated pursuant to the terms and conditions of the Purchase and Sale Agreement for its indemnity obligations, if any, for environmental matters set forth in Sections 3.24 and 10.1(a) of the Purchase and Sale Agreement;

          C. Spar shall continue to remain obligated pursuant to the terms and conditions of the Purchase and Sale Agreement for its indemnity obligations, if any, for any foreign corrupt practices liabilities as set forth in Sections 3.27 and 10.1(a) of the Purchase and Sale Agreement;

          D. Spar shall continue to remain obligated pursuant to the terms and conditions of the Purchase and Sale Agreement for its indemnity obligations, if any, for those items set forth in Section 10.1(d) of the Purchase and Sale Agreement, except as it relates to Section 5.6 thereof;

          E. Radyne specifically acknowledges and agrees that it shall assume any and all liability or responsibility for: (1) the claims asserted by Hughes Electronics Corporation, as

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set forth in or otherwise related to the matters in the June 23, 1999 letter from Radyne to Spar; and (2) the property taxes due on the Sequence Drive property; and

          F. The parties shall continue to remain obligated for their respective obligations, if any, under the following Sections of the Purchase and Sale
Agreement: 4.3, 5.4, 6.3, 7.1, 9.1, 9.2, 10.2, 10.4, 10.5, 11, and 5.5, 10.3,
and 12.1 in each case as modified herein by paragraph A and E above relating to the Sequence Drive property and by that certain letter dated November 18, 1998, attached hereto as Exhibit A and incorporated herein by reference.

3.0 RELEASES

          3.1 General Release. Except for the obligations arising under this Agreement, including those obligations specifically set forth in Section 2.3 above, each Party, on behalf of itself and its respective predecessors, successors, affiliates, and assigns, hereby fully and forever releases each other Party, and its respective employees, officers, directors, shareholders, subsidiaries, affiliates, agents, attorneys, executors, administrators and/or other legal or personal representatives, from any and all causes of action, demands, actions, judgments, liens, indebtedness, damages, losses, claims, or liabilities, now existing or hereafter arising, from or in any way relating to the terms or covenants of, and the performance or inability to perform under, the Purchase and Sale Agreement, the Note, or in any way relating to the Dispute. By way of example and not limitation, the Parties expressly waive and fully release any and all claims for breach of any representations and/or warranties contained in Articles III and IV of the Purchase and Sale Agreement and any Indemnification obligations under Article X of the Purchase and Sale Agreement, including any duties or obligations under Section 10.6, other than as expressly

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set forth in this Agreement. The Parties further stipulate and agree that, other than as set forth in this Agreement, all obligations, rights, and duties under the Purchase and Sale Agreement, Note, and relating to the Dispute, upon payment of the monies due and obligations under this Agreement, have been discharged, satisfied, and released. In furtherance of this intention, the Parties, and each of them, hereby expressly waive any and all rights or benefits conferred by the provisions of Section 1542 of the California Civil Code, and by any similar provision of California law now in effect or which becomes effective in the future, and expressly agree that this Agreement shall be given full force and effect according to each and all of its express terms and conditions, including those relating to the release of any known or unknown, suspected or unsuspected, actual or potential, direct or contingent claims, demands, rights and/or causes of action. Section 1542 of the California Civil Code provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by her must have materially affected his settlement with the debtor.

          3.2 Different or Additional Facts. The Parties understand and acknowledge that they may discover facts different from, or in addition to, those which are presently known or believed to be true concerning the matters on which the release contained herein is based, and the Parties agree that such releases shall be and remain effective notwithstanding the subsequent discovery of any such different or additional facts.

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4.0 WARRANTY OF AUTHORIZATION

          The Parties hereto, and each of them, warrant and represent that their respective representatives, whose signatures appear below, are duly authorized to execute this Agreement on their behalf.

5. NO ASSIGNMENT OF CLAIMS TO THIRD PARTIES

          Each Party hereby represents and warrants that it has not assigned or transferred, or purported to assign or transfer, to any person or entity any claim, demand and/or cause of action released hereunder, and further agrees to indemnify the other Parties hereto against any liability, loss, damage, cost or expense, including reasonable attorneys' fees, arising out of or in any way relating to any breach of this representation and warranty.

6.0 ENTIRE AGREEMENT

          This Agreement and Release constitutes and contains the entire Agreement and understanding between the Parties. This Agreement supersedes and replaces all prior negotiations and all agreements, proposed or otherwise, whether written or oral, concerning the subject matter hereof. This is a fully integrated agreement.

7.0 SEVERABILITY

          If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement that can be given effect without the invalid provision or application and, to this end, the provisions of this Agreement are declared to be severable.

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8.0 GOVERNING LAW

          This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the Parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of California; provided, however, that to that extent that California law or the choice of law would dictate application of another state's law, the expressed intent of the Parties to apply substantive California law to the determination of the dispute shall prevail.

9.0 CONSTRUCTION

          Each Party has cooperated in the drafting and preparation of this Agreement. Hence, this Agreement shall not be construed against any Party on the basis that that Party was the drafter. The headings are for the convenience of the Parties and are not to be used in construing the meaning of any provision of this Agreement.

10.0 WRITTEN MODIFICATION

          This Agreement may not be altered, amended, or in any way modified except in a writing executed by all the Parties hereto.

11.0 NO WAIVER OF BREACH

          No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the Party waiving the breach.

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12.0 INDEPENDENT LEGAL ADVICE AND INVESTIGATION

          The Parties acknowledge that they have been advised by their own independently selected counsel and other advisors in connection with this Agreement, and enter into this Agreement solely on the basis of that advice and on the basis of their own independent investigation of the facts, laws, and circumstances material to this Agreement or any provision thereof, and not in any manner or to any degree based upon any representation, statement and/or omission by any other Party and/or its counsel.

13.0 BINDING ON SUCCESSORS AND ASSIGNS

          This Agreement is binding on, and is for the benefit of, each of the Parties hereto and their respective predecessors, heirs, successors, assignees, executors, administrators, transferees, agents, employees and attorneys.


14.0 COVENANT OF GOOD FAITH AND FAIR DEALING

          Each Party shall cooperate fully with each other Party and do all things reasonably necessary or convenient to accomplish the purposes of this Agreement. The Parties acknowledge that this Agreement contains an implied and an express covenant of good faith and fair dealing, under the terms of which neither Party will do anything to deprive the other Party of the intended benefits of this Agreement.

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15.0 COUNTERPARTS

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall be deemed to be one and the same instrument. A facsimile copy of such signatures shall be treated as an original.

16.0 DISPUTE RESOLUTION

          Any disputes concerning the performance or interpretation of this Agreement shall be resolved by a state or federal court of competent jurisdiction in the County of Orange or San Diego, California and the Parties hereby agree to the jurisdiction of such courts to resolve any such matters and that any such dispute shall be resolved by such court.

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BY EXECUTING THIS AGREEMENT, EACH OF THE PARTIES ACKNOWLEDGES THAT IT HAS READ
THIS AGREEMENT AND UNDERSTANDS ITS TERMS AND PROVISIONS.

This Agreement shall become effective when it has been executed by all Parties and approved by their respective counsel. This Agreement consists of 11 pages, including signature pages.

DATED: October 1, 1999                        RADYNE COMSTREAM INC.

                                                    By: RC Fitting
                                                       -------------------------
                                                            Its:     CEO
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DATED: October 1, 1999                         SPAR AEROSPACE LIMITED

                                                     By: [ILLEGIBLE]
                                                        ------------------------
                                                            Its:     CEO
                                                                ----------------

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